Exhibit 99.0

Karen Handel Secretary Of State	Office Of The Secretary Of State Corporations Division Articles Of Amendment Of Articles Of Incorporation

Article One
The Name Of The Corporation Is:
PlanetLink Communication, Inc

Article Two
The Corporation Hereby Adopts The Following Amendment To Change The Name Of The Corporation.
The New Name Of The Corporation is:
DnC Multimedia Corporation

Article Three
The Amendment Was Duly Adopted By The Following Method (choose one box only):

☐	The amendment was adopted by the incorporators prior to the issuance of shares.
☐	The amendment was adopted by a sufficient vote of the shareholders.
☒	The amendment was adopted by the board of directors without shareholder action as shareholder action was not required.

Article Four
The Date Of The Adoption Of The Amendment Was:
December 7, 2007

Article Five
The Undersigned Does Hereby Certify That A Notice To Publish The Filing Of Articles Of Amendment To Change The Corporation's Name Along With The Publication Fee Of $40.00 Has Been Forwarded To The Legal Organ Of The County Of The Registered Office As Required By O.C.G.A. §14-2-1006.1

IN WITNESS WHEREOF, the undersigned has executed these Articles Of Amendment

On	December 12,2007	/s/ M. Dewey Bain
	(Date)	(Signature And Capacity in which signing)
President